                                                                     EXHIBIT 3.4

                                                                  EXECUTION COPY


                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                            WINCHESTER PASTA, L.L.C.

                  THIS LIMITED LIABILITY COMPANY AGREEMENT ("Agreement") is made effective as of the 17th day of December, 1998, by and between Hershey Foods Corporation, a Delaware corporation, as the sole member (the "Member"), and Winchester Pasta, L.L.C., a Delaware limited liability company.

                  1. Formation of the Company. By execution of this Agreement, the Member ratifies and confirms the actions of Eileen Carrig, as its duly authorized agent in connection with the filing of a certificate of formation (the "Certificate") with the Secretary of State of the State of Delaware for the purpose of forming Winchester Pasta, L.L.C. (the "Company"), a limited liability company formed under the Delaware Limited Liability Company Act, 6 Del. C
Section 18-101, et seq. ("Act").

                  2. Name of the Company. The name of the Company stated in the Certificate and the limited liability company governed by this Agreement is "Winchester Pasta, L.L.C."

                  3. Purpose. This Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Act and engaging in any and all activities necessary or incidental to the foregoing.

                  4. Registered Office; Registered Agent. The registered office of the Company in the State of Delaware is located at Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805, and the registered agent of the Company at such address is Corporation Service Company.

                  5. Interests. The Company shall be authorized to issue one thousand (1,000) interests ("Interests"), all of which shall be issued to the Member. Interests shall for all purposes be personal property.

                  6. Capital Contributions by the Member. The Member shall not be obligated to make capital contributions to the Company, and the Interests shall be nonassessable.

                  7. Allocation of Profits and Losses. The Company's profits and losses shall be allocated entirely to the Member.

                  8. Distributions. Distributions shall be made to the Member at the times and in the aggregate amounts determined by the Manager (as defined below).

                  9. Appointment and Removal of Manager. The Member is hereby appointed as the sole manager of the Company (the "Manager") as provided in
Sections 18-402 and 18-403 of the Act. The Manager shall have such rights and duties as are provided by the Act, and shall have the power and authority to delegate to the officers of the Company, if any, its rights and powers, or any portion thereof, to manage and control the business and affairs of the Company.

                  10. Officers. The officers of the Company, if any, shall be appointed by the Manager in its sole discretion. Unless such appointment provides otherwise, each officer so appointed shall have such powers and duties as are provided in the following:

                      (a) President.  The President shall be the Chief
Executive Officer of the Company. Subject to the direction of the Manager, the President shall have, and exercise, direct charge of, and general supervision over, the business and affairs of the Company, and shall perform all duties incident to the office of a President in a corporation organized under the Delaware General Corporation Law. No person may hold the office of President, or act in place of the President in the case of absence or disability, unless such person is a citizen of the United States.

                      (b) Vice Presidents. The powers, duties, and responsibilities of the Vice Presidents shall be fixed by the Manager or the President, with the approval of the Manager. A Vice President may be designated as an Executive Vice President, a Senior Vice President or a Vice President with a functional title.

                      (c) General Counsel. The General Counsel shall have general charge of the legal affairs of the Company, and shall cause to be kept adequate records of all suits or actions, of every nature, to which the Company may be a party, or in which it has an interest, with sufficient data to show the nature of the case and the proceedings therein. The General Counsel shall prepare, or cause to be prepared, legal opinions on any subject necessary for the affairs of the Company, and shall perform such other duties as the Manager, or the President, may designate.

                      (d) Secretary. The Secretary shall attend all meetings of the members of the Company and record their proceedings, unless a temporary secretary be appointed. The Secretary shall give due notice, as required, of all meetings of the members of the Company, shall keep, or cause to be kept, at a place or places required by law, a record of the members and managers of the Company, giving the names and addresses of all such members and managers. The Secretary shall be the custodian of all records, contracts, leases, and other papers and documents of the Company, unless otherwise directed by the manager, and shall perform such other duties as the Manager, or the President, may designate. In the case of the Secretary's absence or incapacity, the President may designate an appropriate officer to perform the duties of Secretary.

                      (e) Treasurer. The Treasurer shall receive, keep and disburse all moneys belonging to or coming to the Company, shall keep regular, true and full accounts of all receipts and disbursements, and make detailed reports thereof, shall keep a true record of expenses, losses, gains, assets, and liabilities of the Company, and shall perform such other duties in connection with the administration of the financial affairs of the Company as the Manager, or the President, may designate. In the case of the Treasurer's absence or incapacity, the President may designate an appropriate officer to perform the duties of Treasurer.

                      (f) Subordinate Officers. Each subordinate officer shall hold office for such period, have such authority, and perform such duties as the Manager may prescribe. The Manager may, from time to time, authorize any officer to appoint and remove subordinate officers and to prescribe the powers and duties thereof.

                  Each such officer shall also have such additional powers and duties as from time to time may be conferred by the Manager. Any number of offices may be held by the same person. Each officer shall hold office until his or her successor shall be duly appointed and shall qualify or until his or her death, until he or she shall resign, or until he or she shall have been removed, either with or without cause, by the manager in its sole discretion. The salaries or other compensation, if any, of the officers and agents of the Company shall be fixed by the Manager. Any appointment pursuant to this Section 11 may be revoked at any time by the Manager.

                  11. Execution of Contracts, Assignments, etc. All contracts, agreements, endorsements, assignments, transfers, stock powers, or other instruments shall be signed by the President, or any Vice President, and attested by the Secretary, or an Assistant Secretary, except where required or permitted by law to be otherwise signed, and except when the signing and execution thereof shall be expressly delegated by the manager to some other officer or agent of the Company. In the event that the Manager has not appointed any officer of the Company or at such time no officer of the Company is serving than any such contract, agreement or other document will be executed by the Manager.

                  12. Limitations on Authority. The authority of the Manager over the conduct of the business and affairs of the Company shall be subject only to such limitations as are expressly stated in this Agreement or in the Act.

                  13. Indemnification. The Company shall, to the fullest extent authorized by the Act as in effect from time to time, indemnify and hold harmless any member, manager, officer, employee or agent of the Company from and against any and all claims and demands arising by reason of the fact that such person is, or was, a member, manager, officer, employee or agent of the Company. Expenses incurred by any member, manager, officer, employee or agent of the Company in defending a proceeding shall be paid by the Company in advance of such proceeding's final disposition unless otherwise determined by the Manager or the President in the specific case upon receipt of an undertaking by or on behalf of the member, manager or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions if any, as the Manager or the President deems appropriate.

                  14. Dissolution. The Company shall dissolve, and its affairs shall be wound up, upon the first to occur of the following: (a) the written consent of the Member to such effect; and (b) the entry of a decree of judicial dissolution under Section 18-802 of the Act.

                  15. Consents. Any action that may be taken by the Member at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by the Member.

                  16. Amendments. Except as otherwise provided in this Agreement or in the Act, this Agreement may be amended only by the written consent of the Member to such effect.

                  17. Governing Law. This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of Delaware.

                  18. Tax Elections. The Manager shall have the power to cause the Company to make all elections required or permitted to be made for income tax purposes.

                  IN WITNESS WHEREOF, the parties hereto have made this Agreement effective as of the date and year first above-written.


                               WINCHESTER PASTA, L.L.C.

                               By: HERSHEY FOODS CORPORATION, as
                                   Manager


                               By: /s/ Burton H. Snyder
                                   --------------------------------
                                   Name: Burton H. Snyder
                                   Title: Assistant General Counsel


                               HERSHEY FOODS CORPORATION


                               By: /s/ Burton H. Snyder
                                   --------------------------------
                                   Name: Burton H. Snyder
                                   Title: Assistant General Counsel